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           GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                        NUMBER ON SUBSTITUTE FORM W-9

GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE PAYER--Social Security numbers have nine digits separated by two hyphens: i.e., 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number to give the payer.

                                          GIVE THE
                                          SOCIAL
FOR THIS TYPE ACCOUNT:                    SECURITY
                                          NUMBER OF--
----------------------------------------  -------------------------------
1. An individual's account                The individual
2. Two or more individuals                The actual owner of the account
   (joint account)                        or, if combined funds, any one
                                          of the individuals(1)
3. Custodian account of a minor (Uniform  The minor(2)
   Gift to Minors Act)
4. a. The usual revocable savings trust   The grantor-trustee(1)
      account (grantor is also trustee)
   b. So-called trust account that is     The actual owner(1)
      not a legal or valid trust under
      State law
5. Sole proprietorship account            The Owner(3)
6. A valid trust, estate, or              Legal entity (Do not furnish
   pension fund                           the identifying number of the
                                          personal representative or
                                          trustee unless the legal entity
                                          itself is not designated in the
                                          account title)(4)
----------------------------------------  -------------------------------


----------------------------------------  -------------------------------
                                          GIVE THE
                                          EMPLOYER
FOR THIS TYPE OF ACCOUNT:                 IDENTIFICATION
                                          NUMBER OF--
----------------------------------------  -------------------------------
7.  Corporate account                     The corporation
8.  Partnership account held in the       The partnership
    name of the business
9.  Association, club, or other           The organization
    tax-exempt organization
10. A broker or registered nominee        The broker or nominee
11. Account with the Department of        The public entity
    Agriculture in the name of a
    public entity (such as a State or
    local government, school
    district, or prison) that
    receives agricultural program
    payments


(1)   List first and circle the name of the person whose number you furnish.

(2)   Circle the minor's name and furnish the minor's social security number.

(3) Show the name of the owner. The name of the business or the "doing business as" name may also be entered. Either the social security number or the employer identification number may be used.

(4) List first and circle the name of the legal trust, estate or pension trust.

NOTE: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.
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           GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                        NUMBER ON SUBSTITUTE FORM W-9

OBTAINING A NUMBER

If you don't have a taxpayer identification number ("TIN") or you don't know your number, obtain Form SS-5, Application for a Social Security Number Card, or Form SS-4, Application for Employer Identification Number, at the local office of Social Security Administration or the Internal Revenue Service ("IRS") and apply for a number.

PAYEES EXEMPT FROM BACKUP WITHHOLDING

Payees specifically exempted from backup withholding on all dividend and interest payments and on broker transactions include the following:
o    A corporation.
o    A financial institution.
o An organization exempt from tax under section 501(a), or an individual retirement plan, or a custodial account under section 403(b)(7).
o    The United States or any agency or instrumentality thereof.
o A State, the District of Columbia, a possession of the United States, or any subdivision or instrumentality thereof.
o A foreign government, a political subdivision of a foreign government, or agency or instrumentality thereof.
o    An international organization or any agency or instrumentality thereof.
o A registered dealer in securities or commodities registered in the U.S. or a possession of the U.S.
o    A real estate investment trust.
o    A common trust fund operated by a bank under section 584(a).
o    An exempt charitable remainder trust or a non-exempt trust described in section 4947(a)(1).
o An entity registered at all times under the Investment Company Act of 1940.
o    A foreign central bank of issue.

Payments of dividends and patronage dividends not generally subject to backup withholding include the following:
o    Payments to nonresident aliens subject to withholding under section
     1441.
o Payments to partnerships not engaged in a trade or business in the U.S. and which have at least one nonresident partner.
o Payments of patronage dividends where the amount received is not paid in money.
o    Payments made by certain foreign organizations.
o    Payments made to a nominee.

Payments of interest not generally subject to backup withholding include the following:
o    Payments of interest on obligations issued by individuals.

     Note: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade or business and you have not provided your correct taxpayer identification number to the payer.
o Payments of tax-exempt interest (including exempt-interest dividends under section 852).
o    Payments described in section 6049(b)(5) to nonresident aliens.
o    Payments on tax-free covenant bonds under section 1451.
o    Payments made by certain foreign organizations.
o    Payments made to a nominee.

Exempt payees described above nevertheless should file the Substitute Form W-9 to avoid possible erroneous backup withholding. Complete the substitute Form W-9 as follows: FURNISH YOUR TIN, WRITE "EXEMPT" ACROSS THE FACE OF THE FORM, AND RETURN THE FORM TO THE PAYER.

   Certain payments other than interest, dividends, and patronage dividends that are not subject to information reporting are also not subject to backup withholding. For details, see the Treasury regulations under sections 6041, 6041A(a), 6045, 6050A. (All "section" references herein are to the Internal Revenue Code of 1986)

PRIVACY ACT NOTICE--Section 6109 requires you to furnish your correct TIN to persons who must file information returns with the IRS to report interest, dividends, and certain other income paid to you, mortgage interest you paid, the acquisition or abandonment of secured property, or contributions you made to an IRA. The IRS uses the numbers for identification purposes and to help verify the accuracy of your tax return. Payers must generally withhold 31% of taxable interest, dividend, and certain other payments to a payee who does not furnish a TIN to a payer. Certain penalties may also apply.

PENALTIES

(1) PENALTY FOR FAILURE TO FURNISH TIN--If you fail to furnish your TIN to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2) CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDING--If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

(3) CRIMINAL PENALTY FOR FALSIFYING INFORMATION--Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

(4) MISUSE OF TAXPAYER IDENTIFICATION NUMBERS--If the payer discloses or uses taxpayer identification numbers in violation of Federal law, the payer may be subject to civil and criminal penalties.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE IRS.